UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2007

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 663-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2007, RAM Energy Resources, Inc. (“RAM”) entered into a new $500 million senior secured credit facility with Guggenheim Corporate Funding, LLC, for itself and as Agent for a group of lenders, replacing the existing $300.0 million facility between RAM’s wholly owned subsidiary, RAM Energy, Inc., and Guggenheim. The new facility was entered into in connection with the closing of RAM’s acquisition of Ascent Energy Inc. (“Ascent”). Immediate availability under the new facility is $375.0 million, consisting of a $200.0 million term loan, which was fully advanced at closing, and $175.0 million under a revolving credit facility, of which $106.0 million was advanced at closing. Borrowings under the new facility will also be used to refinance existing indebtedness of RAM Energy and for working capital and other general corporate purposes. Funds advanced under the revolving credit facility may be paid down and re-borrowed during the four-year term of the revolver, and will bear interest at LIBOR plus a margin ranging from 1.25% to 2.0% based on a percentage of usage. The term loan will provide for payments of interest only during its five-year term, with the interest rate being LIBOR plus 7.5%.

Advances under the new facility will be secured by liens on substantially all of properties and assets of RAM and its subsidiaries, including Ascent and its subsidiaries. The loan agreement contains representations, warranties and covenants customary in transactions of this nature, including financial covenants relating to current ratio, minimum interest coverage ratio, maximum leverage ratio and a required ratio of asset value to total indebtedness. RAM is required to maintain commodity hedges with respect to not less than 50%, but not more than 85%, of its projected monthly production volumes on a rolling 30-month basis, until the leverage ratio is less than or equal to 2.0 to 1.0. Approximately $28.4 million of availability under the revolving credit facility will be reserved for payment of RAM Energy’s outstanding 11 1/2% senior notes, which become due and payable on February 15, 2008, and $25.0 million will be allocated for development of undeveloped properties.

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 29, 2007, RAM announced that it had completed the acquisition of Ascent, a company engaged in exploration and development of oil and natural gas properties, and the production of oil and natural gas. The total consideration paid by RAM in connection with its acquisition of Ascent was valued at $286 million, and included 18,783,344 shares of RAM common stock and warrants to purchase 6,200,000 shares of RAM common stock at an exercise price of $5.00 per share, exercisable at any time on or prior to May 11, 2008, and $190 million in cash, of which $20.0 million was placed in escrow as a source of funds to adjust for Ascent’s closing date working capital and to indemnify RAM against, among other things, breaches of covenants, representations and warranties by Ascent. The total consideration included amounts paid to certain holders of Ascent’s outstanding indebtedness, and to holders of all of Ascent’s outstanding preferred stock and common stock.

Through this transaction, RAM acquired properties and assets located in Texas, Oklahoma, Louisiana and the Appalachian region, including:

•	an internally estimated 18.6 million barrels of oil equivalent of proved reserves, 44% of which are oil, 50% of which are natural gas and 6% of which are natural gas liquids; and

•	approximately 83,000 net acres of undeveloped leasehold, a majority of which are in active shale plays.

RAM financed the cash portion of the total consideration paid in connection with the acquisition through borrowings under its new credit facility with Guggenheim Corporate Funding, LLC, for itself and as agent on behalf of a group of lenders.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

On November 29, 2007, RAM Energy Resources, Inc. (“RAM”) entered into a new $500 million senior secured credit facility with Guggenheim Corporate Funding, LLC, for itself and as Agent for a group of lenders, replacing the existing $300.0 million facility between RAM’s wholly owned subsidiary, RAM Energy, Inc., and Guggenheim. The new facility was entered into in connection with the closing of RAM’s acquisition of Ascent Energy Inc. (“Ascent”). Immediate availability under the new facility is $375.0 million, consisting of a $200.0 million term loan, which was fully advanced at closing, and $175.0 million under a revolving credit facility, of which $106.0 million was advanced at closing. Borrowings under the new facility will also be used to refinance existing indebtedness of RAM Energy and for working capital and other general corporate purposes. Funds advanced under the revolving credit facility may be paid down and re-borrowed during the four-year term of the revolver, and will bear interest at LIBOR plus a margin ranging from 1.25% to 2.0% based on a percentage of usage. The term loan will provide for payments of interest only during its five-year term, with the interest rate being LIBOR plus 7.5%.

Advances under the new facility will be secured by liens on substantially all of properties and assets of RAM and its subsidiaries, including Ascent and its subsidiaries. The loan agreement contains representations, warranties and covenants customary in transactions of this nature, including financial covenants relating to current ratio, minimum interest coverage ratio, maximum leverage ratio and a required ratio of asset value to total indebtedness. RAM is required to maintain commodity hedges with respect to not less than 50%, but not more than 85%, of its projected monthly production volumes on a rolling 30-month basis, until the leverage ratio is less than or equal to 2.0 to 1.0. Approximately $28.4 million of availability under the revolving credit facility will be reserved for payment of RAM Energy’s outstanding 11 1/2% senior notes, which become due and payable on February 15, 2008, and $25.0 million will be allocated for development of undeveloped properties.

Item 3.02. Unregistered Sale of Equity Securities.

In connection with its acquisition of Ascent as described in Item 2.01 above, RAM issued an aggregate of 18,783,344 shares of its common stock (the “Common Stock”) and warrants to purchase an aggregate of 6,200,000 shares of its Common Stock which are exercisable at an exercise price of $5.00 per share on or prior to May 11, 2008 (the “Warrants”). The Common Stock and Warrants were not registered under the Securities Act of 1933, as amended (the “Act”), but were issued in reliance upon the exemption from the registration requirements of the Act provided by Section 4(2) of the Act as a transaction by an issuer not involving a public offering.

Item 8.01. Other Events.

On November 29, 2007, RAM issued a press release announcing the completion of the Ascent acquisition. A copy of the November 29, 2007 press release is attached as Exhibit 99.2 and is incorporated into this Item by reference.

On December 4, 2007, RAM issued a press release announcing its preliminary capital budget for 2008. A copy of the December 4, 2007 press release is attached as Exhibit 99.3 and is incorporated into this Item by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Ascent Energy Inc. consisting of Consolidated Balance Sheets at December 31, 2005 and 2006, Consolidated Statements of Operations for each of the three years in the period ended December 31, 2006, Consolidated Statements of Stockholders’ Deficit and Comprehensive Income (Loss) for each of the three years in the period ended December 31, 2006, and Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2006 and the related notes thereto are hereby incorporated herein by reference to RAM’s Schedule 14-C filed November 6, 2007.

The condensed consolidated financial statements of Ascent Energy Inc. at September 30, 2007 and for the nine months ended September 30, 2006 and 2007 will be provided by an amendment to this Current Report within 71 days from the date hereof.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined condensed financial information of RAM and Ascent Energy Inc. as of and for year ended December 31, 2006 and for the nine months ended September 30, 2007 will be provided by an amendment to this Current Report within 71 days from the date hereof.

(c)	Exhibits.

10.1	Loan Agreement dated November 29, 2007, by and between RAM Energy Resources, Inc., as Borrower, and Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, Wells Fargo Foothill, Inc., as the Documentation Agent and WestLB AG, New York Branch and CIT Capital USA Inc., as the Co-Syndication Agents, and the financial institutions named therein as the Lenders.

99.1	The audited consolidated financial statements of Ascent Energy Inc. consisting of Consolidated Balance Sheets at December 31, 2005 and 2006, Consolidated Statements of Operations for each of the three years in the period ended December 31, 2006, Consolidated Statements of Stockholders’ Deficit and Comprehensive Income (Loss) for each of the three years in the period ended December 31, 2006, and Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2006 and the related notes thereto.

99.2	Press Release dated November 29, 2007 regarding acquisition of Ascent Energy Inc.

99.3	Press Release dated December 4, 2007 regarding preliminary budget for 2008 for RAM Energy Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2007	RAM ENERGY RESOURCES, INC.

	By:	/s/ Larry E. Lee
	Name:	Larry E. Lee
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
10.1	Loan Agreement dated November 29, 2007, by and between RAM Energy Resources, Inc., as Borrower, and Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, Wells Fargo Foothill, Inc., as the Documentation Agent and WestLB AG, New York Branch and CIT Capital USA Inc., as the Co-Syndication Agents, and the financial institutions named therein as the Lenders.	*

99.1	The audited consolidated financial statements of Ascent Energy Inc. consisting of Consolidated Balance Sheets at December 31, 2005 and 2006, Consolidated Statements of Operations for each of the three years in the period ended December 31, 2006, Consolidated Statements of Stockholders’ Deficit and Comprehensive Income (Loss) for each of the three years in the period ended December 31, 2006, and Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2006 and the related notes thereto.	*

99.2	Press Release dated November 29, 2007 regarding acquisition of Ascent Energy Inc.	*

99.3	Press Release dated December 4, 2007 regarding preliminary budget for 2008 for RAM Energy Resources, Inc.	*

* Filed herewith.